UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 12, 2006
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	0-3683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Trustmark National Bank, a wholly-owned subsidiary of Trustmark Corporation, today announced plans to expand its operations by opening its first permanent full-service office on the Mississippi Gulf Coast on April 24, 2006.

Trustmark will be located in the Lakeview Village Shopping Center at the I-10/I-110 exchange and will be open from 10:00 a.m. until 7:00 p.m. Monday through Friday.

“We are excited about our first permanent location on the Mississippi Gulf Coast,” said Richard G. Hickson, Trustmark’s Chairman and CEO. “More than 6,000 Trustmark loan customers are located in the area and we want to provide those customers - as well as new customers - products and services they desire backed by our commitment to outstanding customer service.”

Following Hurricane Katrina, Trustmark opened temporary loan servicing offices in Ocean Springs and Gulfport to assist its loan customers in the Gulf Coast area.

“Trustmark has a 116-year history of providing banking and financial services, and we look forward to providing the residents of the Gulf Coast with a diverse array of solutions to meet their financial objectives. We will also continue our history of community involvement and will continue to support Gulf Coast organizations as they rebuild after Hurricane Katrina.”

Trustmark Corporation is an $8.4 billion financial services company providing banking and financial solutions through over 145 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas. For additional information, visit the company’s website at www.trustmark.com.

Trustmark’s media contact is Gray Wiggers, Senior Vice President (601-208-5942).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Chief Accounting Officer

DATE:	April 12, 2006